UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/06/2011

Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta	76-0419312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3993 West Sam Houston Parkway North Suite 100 Houston, Texas	77043-1221
(Address of Principal Executive Offices)	(Zip Code)

713-359-7000
(Registrant’s telephone number, including area code)

Commission File Number:  0-28778

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

As reported on the 8-K dated May 4, 2011 and filed May 10, 2011 by Tesco Corporation (the “Company”), the shareholders of the Company approved continuation of the Company’s shareholder rights plan pursuant to an Amended and Restated Shareholder Rights Plan ("Plan") Agreement between the Company and Computershare Trust Corporation of Canada (the “Agreement”). Subject to certain exceptions, if a person acquires more than 20% of the Company’s outstanding shares, the rights will split from the common shares and the holders of the rights, other than the acquiror, shall be entitled to purchase additional common shares at a 50% discount to market. The Board of Directors of the Company may, in certain circumstances waive application of the Plan to a potential acquiror and any competing bidders.  Rights issued under the Plan may be redeemed by the Company.

The Agreement was fully executed by all parties on June 6, 2011, but is effective as of May 4, 2011.  The description provided herein is qualified in its entirety by the text of the Agreement which is attached hereto as Exhibit 10.1.

Item 3.03                      Material Modifications to Rights of Security Holders

The information required under Item 3.03 is set forth above under Item 1.01 and incorporated herein by reference.

Item 9.01.                      Exhibits and Financial Statements.

(d)           Exhibits

Exhibit 10.1	Amended and Restated Shareholder Rights Plan Agreement effective May 4, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TESCO CORPORATION

Date: June 13, 2011	By:	/s/ Dean Ferris
Dean Ferris, Senior Vice President General Counsel and Corporate Secretary